Exhibit 99.4

Unaudited Pro Forma Combined Condensed Financial Statements of the ABC Radio Business

The unaudited pro forma combined condensed financial statements in the tables below are presented for illustrative purposes only and do not indicate what the financial position or the results of operations of the ABC Radio Network business and 22 ABC Radio Group stations (collectively, the “ABC Radio Business”) would have been had the separation occurred as of the date or for the periods presented. The unaudited pro forma combined condensed financial statements also do not indicate what the financial position or future results of operations of Citadel Broadcasting Corporation (“Citadel”) or the ABC Radio Business will be. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies as a result of the merger of Alphabet Acquisition Corp. with and into ABC Radio Holdings Inc., f/k/a ABC Chicago FM Radio, Inc. (“ABC Radio Holdings”), resulting in ABC Radio Holdings becoming a direct, wholly-owned subsidiary of Citadel (the “Merger”) or the transactions by which The Walt Disney Company (“Disney”) (i) underwent the internal restructuring to separate the ABC Radio Business from the rest of the Disney enterprise and consolidate it under ABC Radio Holdings, (ii) distributed, by means of a spin-off, all of the outstanding shares of ABC Radio Holdings common stock to Disney stockholders, and (iii) retained the cash proceeds from the ABC Radio Holdings debt incurred in connection with these transactions (the “Separation”) or for any potential inefficiencies or loss of synergies that may result from the Separation or the Merger.

The following unaudited pro forma combined condensed financial statements were prepared in order to adjust the historical combined financial statements of the ABC Radio Business to reflect its separation from Disney in accordance with the Separation Agreement, dated as of February 6, 2006, by and between Disney and ABC Radio Holdings, as amended November 19, 2006 (the “Separation Agreement”). The unaudited pro forma combined condensed financial statements have been prepared based on the terms of the ABC Radio Holdings credit agreement with JPMorgan Chase Bank, N.A. dated as of June 5, 2007 (the “Credit Agreement” or the “ABC Radio Holdings Credit Agreement”) as if ABC Radio Holdings’ initial term facility had not been refinanced within four weeks, the initial term facility had been converted on the date that is four weeks after the initial funding, which is referred to as the conversion date, into the financing described in the Credit Agreement, and such converted financing remained outstanding for the respective pro forma periods presented. The unaudited pro forma combined condensed statements of operations for the twelve months ended December 30, 2006 and for the three months ended March 31, 2007 assume that the Separation occurred as of January 1, 2006. The unaudited pro forma combined condensed balance sheet as of March 31, 2007 assumes that the Separation occurred on March 31, 2007. We derived the historical financial data for the twelve months ended December 30, 2006 from the audited ABC Radio Business’ combined financial statements as further described in the related discussion of the twelve-month period ended December 30, 2006 included in note (5) to the following unaudited pro forma combined condensed financial statements. We derived the historical financial data as of and for the three and six months ended March 31, 2007 from the unaudited ABC Radio Business’ combined financial statements included in this document.

For purposes of the unaudited pro forma combined condensed financial statements that follow, we have assumed that the amount of the ABC Radio Holdings debt incurred in connection with the separation was $1.35 billion as of January 1, 2006, the proceeds of which were retained by Disney (or one of its affiliates). The pro forma adjustments for the periods presented reflect increased interest expense that would have been incurred after giving effect to the ABC Radio Holdings debt. The determination of this interest expense is based on the principal terms of the ABC Radio Holdings Credit Agreement discussed above.

Cash flows expected to be generated from the operations of ABC Radio Holdings may not be sufficient to fund the net working capital payment (see note (7) to the following unaudited pro forma combined condensed financial statements) in addition to principal payments required under the ABC Radio Holdings Credit Agreement. See further discussion in notes (1), (3), (6) and (7) to the following unaudited pro forma combined condensed financial statements of the ABC Radio Business.

Because the ABC Radio Business was formerly a part of Disney rather than a stand-alone company, certain general and administrative costs were allocated to the ABC Radio Business in the years covered by the historical financial statements of the ABC Radio Business. However, these expenses may not be indicative of, and it is not feasible to estimate, the nature and level of expenses which might have been incurred had the ABC Radio Business been operated as an independent company for the periods presented.

WE ARE PROVIDING THESE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS FOR ILLUSTRATIVE PURPOSES ONLY, AND THIS INFORMATION SHOULD NOT BE RELIED UPON FOR PURPOSES OF MAKING ANY INVESTMENT OR OTHER DECISIONS. THE ABC RADIO BUSINESS MAY HAVE PERFORMED DIFFERENTLY HAD IT BEEN SEPARATED FROM DISNEY DURING THE PERIODS PRESENTED. YOU SHOULD NOT RELY ON THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS BEING INDICATIVE OF THE RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE ABC RADIO BUSINESS BEEN SEPARATED FROM DISNEY DURING THE PERIODS PRESENTED OR OF THE FUTURE RESULTS OF THE ABC RADIO BUSINESS OR THE COMBINED COMPANY.

ABC RADIO BUSINESS

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2007

(in thousands)

	ABC Radio Business Historical	ABC Radio Business Separation Adjustments		ABC Radio Business Pro Forma for the Separation
ASSETS
Current assets:
Cash	$1,332	$1,350,000	(1)	$1,332
		(1,350,000	)(1)
Accounts receivable, net	95,368	—		95,368
Prepaid expenses and other current assets	12,621	—		12,621
Deferred tax assets	4,062	—		4,062

Total current assets	113,383			113,383

Property and equipment, net	57,759	—		57,759
FCC licenses	479,674	—		479,674
Goodwill	894,915	—		894,915
Other assets, net	2,906	20,875	(8)	23,781

Total assets	$1,548,637	$20,875		$1,569,512

LIABILITIES AND GROUP EQUITY
Current liabilities
Accounts payable, accrued liabilities and other liabilities	$19,221	$11,000	(7)	$51,096
		20,875	(8)
Current portion of senior debt	—	28,500	(1)	28,500

Total current liabilities	19,221	60,375		79,596
Long term liabilities:
Senior debt, net of current portion	—	1,071,500	(1)	1,071,500
Subordinated debt	—	250,000	(1)	250,000
Other long-term liabilities	563	—		563
Deferred income tax liabilities	166,738	—		166,738

Total liabilities	186,522	1,381,875		1,568,397
Group equity	1,362,115	(1,350,000	)(1)	1,115
		(11,000	)(7)

Total liabilities and group equity	$1,548,637	$20,875		$1,569,512

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements of the ABC Radio Business

ABC RADIO BUSINESS

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2006

(in thousands)

	ABC Radio Business Historical
	Fiscal Year Ended September 30, 2006	Three Months Ended December 31, 2005 (5)	Three Months Ended December 30, 2006 (5)	Twelve Months Ended December 30, 2006	ABC Radio Business Separation Adjustments		ABC Radio Business Pro Forma for the Separation
Net broadcasting revenue	$538,721	$141,420	$144,121	$541,422	$11,400	(2)	$552,822
Operating expenses
Operating expenses	372,116	99,163	94,863	367,816	3,500	(2)	365,116
					(1,200	)(2)
					(5,000	)(2)
Allocated general and administrative	23,070	5,158	5,045	22,957	—		22,957
Asset impairment	4,662	—	—	4,662	—		4,662
Depreciation and amortization	7,715	1,705	1,841	7,851	—		7,851

Total operating expenses	407,563	106,026	101,749	403,286	(2,700)		400,586

Operating income	131,158	35,394	42,372	138,136	14,100		152,236
Interest expense, net	—	—	—	—	111,000	(3)(6)	115,700
					4,700	(3)(9)

Income (loss) before income taxes	131,158	35,394	42,372	138,136	(101,600)		36,536
Income tax expense (benefit)	52,877	14,306	17,105	55,676	(41,046	)(4)	14,630

Net income (loss)	$78,281	$21,088	$25,267	$82,460	$(60,554)		$21,906

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements of the ABC Radio Business

ABC RADIO BUSINESS

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(in thousands)

	ABC Radio Business Historical	ABC Radio Business Separation Adjustments		ABC Radio Business Pro Forma for the Separation
Net broadcasting revenue	$118,772	$2,200	(2)	$120,972
Operating expenses
Operating expenses	93,486	1,100	(2)	93,036
		(300	)(2)
		(1,250	)(2)
Allocated general and administrative expenses	5,391	—		5,391
Depreciation and amortization	1,853	—		1,853

Total operating expenses	100,730	(450)		100,280

Operating income	18,042	2,650		20,692
Interest expense, net	—	28,400	(3)(6)	29,600
		1,200	(3)(9)

Income (loss) before income taxes	18,042	(26,950)		(8,908)
Income tax expense (benefit)	7,308	(10,888	)(4)	(3,580)

Net income (loss)	$10,734	$(16,062)		$(5,328)

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements of the ABC Radio Business

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS OF THE ABC RADIO BUSINESS

(1)	ABC Radio Holdings was a wholly-owned subsidiary of Disney that, after the Separation, owned the ABC Radio Business. ABC Radio Holdings had incurred $1.35 billion of indebtedness as of June 12, 2007, the closing date of the transaction. Disney or one of its affiliates retained the proceeds of this debt, and the corresponding debt obligation remained with ABC Radio Holdings.

Under the ABC Radio Holdings Credit Agreement, on the date that was four weeks after the initial funding, which is referred to as the conversion date, unless the ABC Radio Holdings debt had already been refinanced, the initial term loan facility was expected to be automatically converted into the following:

•

a senior secured bank facility consisting of (i) four-year tranche A term loans in the amount of up to $300 million and (ii) four and one-half year tranche B term loans in the amount of up to $800 million; and

•	an unsecured subordinated bank facility consisting of five-year unsecured subordinated term loans in an amount up to $250 million.

The unaudited pro forma combined condensed statements of operations for the twelve months ended December 30, 2006 and the three months ended March 31, 2007 have been prepared based on the terms of the ABC Radio Holdings Credit Agreement as if ABC Radio Holdings’ initial term facility had not been refinanced within four weeks, the initial term facility had been converted on the conversion date into the financing summarized above, and such converted financing remained outstanding for the respective pro forma periods presented. The “Combined Company, as Further Adjusted” column of the unaudited pro forma combined condensed financial statements of Citadel assumes that Citadel refinanced the ABC Radio Holdings debt (in addition to Citadel’s existing senior debt) prior to the conversion date.

The ABC Radio Holdings Credit Agreement contemplates a schedule for when principal payments will be due under the senior credit facilities. The principal payments of $28.5 million due within one year are reflected as a current liability in the unaudited pro forma combined condensed balance sheet as of March 31, 2007.

(2)	In connection with the Separation, Disney and ABC Radio Holdings entered into various agreements relating to ongoing relationships between the entities. This pro forma adjustment represents additional revenues expected to be generated and changes in operating expenses expected to be incurred due to these agreements. A summary of the material terms of the most significant of these agreements follows:

ESPN Radio Network Sales Representation Agreement

This agreement sets forth the terms under which ABC Radio Holdings will act as the exclusive sales representative for the ESPN Radio Network in connection with the sale of advertising on behalf of the ESPN Radio Network. ABC Radio Holdings will provide a sales staff to solicit advertising and manage the billing and collection functions in exchange for 20% of all net sales generated on behalf of the ESPN Radio Network for the initial two-year term of the agreement. These pro forma revenues are estimated at approximately $11.4 million and $2.2 million for the twelve months ended December 30, 2006 and the three months ended March 31, 2007, respectively. The agreement will be renewed for two successive one-year renewal periods if certain sales levels are achieved. The pro forma net revenue adjustments are based on 20% of qualifying revenue historically generated on behalf of the ESPN Radio Network by ABC Radio Holdings, for the applicable periods presented. The operating expense pro forma adjustments of approximately $3.5 million and $1.1 million for the twelve months ended December 30, 2006 and the three months ended March 31, 2007, respectively, are estimated based on historical expenses incurred.

Lease Agreements

Multiple Disney entities and ABC Radio Holdings entered into various lease agreements for varying periods that set forth the terms and conditions for the lease of office space, studios and broadcasting facilities to be utilized by the Disney entities or ABC Radio Holdings subsequent to the Merger. These sublease agreements are expected to offset operating expenses on a pro forma basis during the twelve months ended December 30, 2006 and the three months ended March 31, 2007 by approximately $1.2 million and $0.3 million, respectively.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS OF THE ABC RADIO BUSINESS—(Continued)

ABC News Production Agreement

This adjustment is to reduce the cost to be charged for news gathering services by $5.0 million and $1.3 million for the twelve- and three-month period, respectively, to reflect modifications to the services to be provided by Disney to ABC Radio Holdings.

(3)	The pro forma adjustments for the twelve months ended December 30, 2006 and the three months ended March 31, 2007 reflect increased interest expense after giving effect to the $1.35 billion ABC Radio Holdings debt incurred under the terms described in note (1) above. Based on the interest rate terms specified in the agreement, estimated pro forma interest expense was calculated as follows:

Twelve Months Ended December 30, 2006:

Debt Facility	Weighted Average Balance (in thousands)	Applicable Base Rate	Months Outstanding	Underlying Average Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
Initial Term Facility	$1,350,000	One-month LIBOR as of June 25, 2007	1	7.07%	$8,000
Tranche A Term Loans	293,735	One-month LIBOR as of June 25, 2007	11	7.57%	20,400
Tranche B Term Loans	797,234	One-month LIBOR as of June 25, 2007	11	7.82%	57,100
Subordinated Debt	250,000	Three-month LIBOR as of June 25, 2007	11	11.04%	25,300
Annual administration fee					200

Amortization of deferred financing costs					4,700

Total pro forma interest expense					$115,700

Three Months Ended March 31, 2007:

Debt Facility	Weighted Average Balance (in thousands)	Applicable Base Rate	Months Outstanding	Underlying Average Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
Tranche A Term Loans	$277,417	One-month LIBOR as of June 25, 2007	3	7.57%	$5,300
Tranche B Term Loans	792,667	One-month LIBOR as of June 25, 2007	3	7.82%	15,500
Subordinated Debt	250,000	Three-month LIBOR as of June 25, 2007	3	12.19%	7,600
Annual administration fee					—

Amortization of deferred financing costs					1,200

Total pro forma interest expense					$29,600

(4)	The tax effect of the other pro forma adjustments is calculated at a rate of 40.4%.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS OF THE ABC RADIO BUSINESS—(Continued)

(5)	The audited historical results of the ABC Radio Business for the fiscal year ended September 30, 2006 were adjusted by the unaudited results for the quarters ended December 31, 2005 and December 30, 2006 to derive the twelve months ended December 30, 2006. The quarters ended December 31, 2005 and December 30, 2006 were derived from the unaudited financial statements of the ABC Radio Business for the three and six months ended March 31, 2007 and April 1, 2006 as shown below:

	ABC Radio Business Historical
	Six Months Ended March 31, 2007	Three Months Ended March 31, 2007	Three Months Ended December 30, 2006
Net broadcasting revenue	$262,893	$118,772	$144,121
Operating expenses
Operating expenses	188,349	93,486	94,863
Allocated general and administrative expenses	10,436	5,391	5,045
Depreciation and amortization	3,694	1,853	1,841

Total operating expenses	202,479	100,730	101,749

Operating income	60,414	18,042	42,372
Interest expense, net	—	—	—

Income before income taxes	60,414	18,042	42,372
Income tax expense	24,413	7,308	17,105

Net income	$36,001	$10,734	$25,267

	ABC Radio Business Historical
	Six Months Ended April 1, 2006	Three Months Ended April 1, 2006	Three Months Ended December 31, 2005
Net broadcasting revenue	$260,583	$119,163	$141,420
Operating expenses
Operating expenses	194,068	94,905	99,163
Allocated general and administrative expenses	10,699	5,541	5,158
Depreciation and amortization	3,921	2,216	1,705

Total operating expenses	208,688	102,662	106,026

Operating income	51,895	16,501	35,394
Interest expense, net	—	—	—

Income before income taxes	51,895	16,501	35,394
Income tax expense	20,975	6,669	14,306

Net income	$30,920	$9,832	$21,088

(6)	Factors implicit in the terms of the senior and subordinated debt instruments could cause estimated interest expense incurred to vary as described below, and these amounts are not reflected in the unaudited pro forma combined condensed financial statements presented.

The interest rates applicable to each debt instrument will vary based on the underlying applicable base rate. Assuming a hypothetical increase in overall interest rates of 100 basis points applied to the average debt balances expected to be outstanding,

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS OF THE ABC RADIO BUSINESS—(Continued)

interest expense would increase by approximately $13.4 million and approximately $3.0 million for the twelve months ended December 30, 2006 and the three months ended March 31, 2007, respectively, and net income would decrease for the twelve-month period and the three-month period by approximately $8.0 million and approximately $1.8 million, respectively.

The ABC Radio Holdings subordinated debt would be converted after the initial one-year term into exchange notes with a four-year maturity. The initial rate of interest on the exchange notes is expected to be higher than the rates incurred on the subordinated debt during the first one-year term and is expected to further increase by an additional 0.5% every three months, beginning with the second three-month period following the initial one-year term. The interest rate on the exchange notes will be subject to a minimum and maximum rate agreed separately by ABC Radio Holdings and the lenders. Based on current market interest rates in effect and the increases in interest rates expected to occur under the terms of the subordinated debt set forth in the ABC Radio Holdings Credit Agreement, interest expense in the second year of subordinated financing is expected to be approximately $3.8 million higher than in the first year, and could increase to $4.4 million higher if the initial subordinated loans do not meet the ratings specified.

(7)	Adjusted net working capital is defined in the Separation Agreement as current assets, excluding deferred income tax assets, less current liabilities, including all long-term indebtedness, and excluding deferred income tax liabilities. If adjusted net working capital of the ABC Radio Business exceeds $78.5 million on the closing date of the Merger, ABC Radio Holdings has 30 days after the final determination of the amount of net working capital to remit payment of such excess to Disney. The payment will be made exclusively from cash collections of accounts receivable after the Merger closing date. Cash flows expected to be generated from the operations of ABC Radio Holdings may not be sufficient to fund the net working capital payment in addition to principal payments that would be required under the ABC Radio Holdings Credit Agreement. The liability related to the adjusted net working capital adjustment is estimated at approximately $11.0 million as of March 31, 2007 based on the calculation below:

ABC Radio Business Historical As of March 31, 2007
(in thousands)
Current assets	$113,400
Deferred income taxes	(4,100)

Current assets, excluding deferred income taxes	109,300
Current liabilities	19,200
Other long-term liabilities	600

Current liabilities, including all indebtedness	19,800
Adjusted net working capital	89,500
Target net working capital	78,500

Excess payable due to Disney	$11,000

(8)	As further discussed in note (1) above, ABC Radio Holdings has received debt financing in connection with the Separation. In connection therewith, we have assumed that ABC Radio Holdings will incur deferred financing costs of approximately $20.9 million, payable on the conversion date. These deferred financing costs, however, do not become actually due and payable unless the borrowings under the ABC Radio Holdings Credit Agreement remain outstanding four weeks after the closing of such financing. Since the total availability under the ABC Radio Holdings Credit Agreement would be insufficient to finance these deferred financing costs, the amount is reflected as a current liability in the unaudited pro forma combined condensed balance sheet as of March 31, 2007.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS OF THE ABC RADIO BUSINESS—(Continued)

(9)	As further discussed in note (8) above, we have assumed that ABC Radio Holdings will incur approximately $20.9 million in deferred financing costs associated with the financing of the ABC Radio Holdings debt. These deferred financing costs, however, do not become actually due and payable unless the borrowings under the ABC Radio Holdings Credit Agreement remain outstanding four weeks after the closing of such financing. Based on the maturity dates of the underlying debt facilities contemplated by the ABC Radio Holdings Credit Agreement, the amortization of these deferred costs would result in interest expense of approximately $4.7 million annually and approximately $1.2 million for the three-month period.

Items Not Reflected in the Unaudited Pro Forma Combined Condensed Financial Statements

Potential Incremental Financing Costs to be Incurred

ABC Radio Holdings would be required to pay an additional fee one year subsequent to the conversion date of up to approximately $5.9 million should amounts have remained outstanding under the subordinated bank facility described in note (1) above. This fee is calculated as a percentage of the amount outstanding under the subordinated facility, and the total fee to be incurred is subject to reduction if outstanding amounts are repaid within time periods up to 90 days, at which point no fees paid would be refunded.